UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2021

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On December 2, 2021, in the Delaware Court of Chancery (the “Court”), C.A. No. 2021-0854-SG, the Court denied Republic Bank & Trust Company’s (the “Bank”) expedited motion for summary judgment seeking the remedy of specific performance from Green Dot Corporation (“Green Dot”) related to the sale to Green Dot of substantially all of the assets and operations of the Bank’s Tax Refund Solutions business (the “Sale Transaction”). As a result of this ruling, the Bank does not expect the Sale Transaction to be consummated. The ruling does not otherwise impact the Bank’s lawsuit against Green Dot alleging breach of contract with respect to the Sale Transaction.

As the basis for its ruling denying specific performance as a remedy in this case, the Court held that the risk of regulatory action, including criminal and civil penalties, against Green Dot, its officers, directors, employees, and agents in the event of specific performance outweighed the harm to the Bank resulting from Green Dot’s alleged breach of contract. As a result of the Court’s denial of specific performance as a remedy, the Bank will continue to pursue damages and other equitable relief against Green Dot for its existing breach of contract lawsuit in the Court.

Due to the inherent uncertainties of legal proceedings, at this time, Republic Bancorp, Inc. (the “Company”) cannot predict the outcome of these proceedings and their impact on the Company’s financial condition and results of operations.

Background

On May 13, 2021, the Bank entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Green Dot providing for the Sale Transaction.

On August 4, 2021, the Company disclosed that Green Dot had delayed the closing of the Sale Transaction, following a request to Green Dot from its primary regulator for information relating to the Sale Transaction and Green Dot’s subsequent decision to seek from its primary regulator the approval of or non-objection to, as applicable, the Sale Transaction before its consummation.

On October 4, 2021, Green Dot announced that it had been unable to obtain the Federal Reserve’s approval of or non-objection to the Sale Transaction and that, as a result, Green Dot would not consummate the Sale Transaction. On October 5, 2021, the Bank filed a lawsuit against Green Dot in the Delaware Court of Chancery, C.A. No. 2021-0854-SG, alleging breach of contract. In so doing, the Bank sought, among other relief, specific performance to require that Green Dot proceed with the Sale Transaction as the parties had agreed to in the Purchase Agreement.

Except as required by law, the Company does not assume any obligation to update any forward-looking statement herein to reflect events or circumstances that occur after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: December 3, 2021	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

3